Exhibit 32 – Certification of Periodic Financial Report

James C. Holly and Kenneth R. Taylor hereby certify as follows:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Sierra Bancorp.

2. The Form 10-K of Sierra Bancorp for the year ended December 31, 2003 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Sierra Bancorp.

March 22, 2004 Date	/s/ James C. Holly
James C. Holly
President & Chief Executive Officer

March 22, 2004 Date	/s/ Kenneth R. Taylor
Kenneth R. Taylor
Senior Vice President & Chief Financial Officer